Exhibit 23.3

October 2, 2017

Tronox Limited
263 Tresser Blvd. #1100
Stamford, CT 06901

Dear Sirs,

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 22, 2017 relating to the consolidated financial statements and schedules of National Titanium Dioxide Company for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Yours faithfully,

/s/ Rupert Dodds
For and on behalf of BDO Dr. Mohamed Al-Amri & Co.

Partners: Dr. Mohamed Al-Amri (60), Jamal M. Al-Amri (331), Gihad M. Al-Amri (362)
 • Jeddah: Tel. 6394477, Fax. 6394058 • Dammam: Tel. 8344311, Fax. 8338553
Dr. Mohamed Al-Amri & Co., a Saudi Professional Company registered under license no 323/11/66, is a member of
BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.